SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 16, 2000



                            DA CONSULTING GROUP, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


               TEXAS                    00-24055               76-0418488
     (State or Other Jurisdiction     (Commission           (I.R.S. Employer
           of Incorporation)          File Number)         Identification No.)


                        5847 SAN FELIPE ROAD, SUITE 3700
                              HOUSTON, TEXAS  77057
                    (Address of principal executive offices)


                                 (713) 361-3000
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On October 16, 2000, DA Consulting Group, Inc. consummated the sale to Purse Holding Limited, a British Virgin Islands limited company, of two million shares of DACG's common stock for $4.8 million and warrants to purchase up to three million shares of DACG's common stock. The sale was effected pursuant to a Securities Purchase Agreement, dated August 2, 2000, between DACG and Purse. The agreement was approved by DACG's shareholders at a special meeting held on October 12, 2000. DACG credited its $2 million loan, received from Purse on August 3, 2000, toward the $4.8 million purchase price of the two million shares of its common stock. Purse paid the purchase price from internally generated funds.

     In accordance with the terms of the agreement, DACG issued (i) two million shares of common stock at a price of $2.40 per share and (ii) warrants to purchase (a) two million shares of common stock, exercisable until October 16, 2003, at the greater of $3.00 per share or 85% of the market price per share of DACG's common stock at the time of exercise, and (b) one million shares of common stock, exercisable for the period of time after January 1, 2002, and until October 16, 2003, at $3.00 per share.

     Prior to the consummation of the agreement, no single DACG shareholder beneficially owned more than 11% of the outstanding shares of common stock. As a result of its purchase of the two million shares of common stock, Purse owns approximately 24% of DACG's outstanding shares and is its largest single shareholder. If Purse purchases all three million shares provided for in the warrants, it would own approximately 44% of the outstanding shares, assuming DACG issues no additional equity and the antidilution provisions of the warrants are not triggered.

     The agreement requires DACG to register for resale under the Securities Act of 1933 with the SEC, on or prior to October 16, 2001, the shares of common stock purchased by Purse and any shares of common stock purchased upon exercise of either of the warrants. DACG is also prohibited, until April 15, 2001, from privately selling any shares of common stock, or rights, options or warrants to purchase common stock, without first offering Purse the right to purchase such securities, provided that the aggregate purchase price of securities which Purse will have the right to purchase will not exceed $5 million. Further, for so long as Purse owns at least 25% of the common stock that it has purchased, Purse will be entitled to designate one director on DACG's board of directors.

     The foregoing description of the agreement is qualified in its entirety by the text of the agreement which is incorporated by reference in this Form 8-K as set forth under it in Exhibit 10.1.

ITEM  5.  OTHER  EVENTS.

     DACG is in the process of relocating its corporate headquarters from Houston to Boston.


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ITEM  7.  EXHIBITS.

     Exhibit 10.1 Securities Purchase Agreement, dated as of August 2, 2000, by and between DA Consulting Group, Inc. and Purse Holding Limited (Incorporated by reference to Annex I to DACG's Definitive Proxy Statement filed September 11, 2000)


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DA  CONSULTING  GROUP,  INC.


Date:  October 26, 2000                  By:  /s/  John E. Mitchell
                                            ------------------------------
                                            John  E.  Mitchell
                                            President  and
                                            Chief  Executive  Officer


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